Employment Transition Agreement This Employment Transition Agreement (this “Agreement”) is entered into as of August 7, 2026 (“Effective Date”), by and between Five9, Inc., a Delaware corporation (the “Company”), and Panos Kozanian (“Executive”). The parties agree that this Agreement, including Appendix A attached hereto, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and Executive with regard to the subject matter hereof. The parties hereto hereby acknowledge and agree to the following: (a) Executive will continue to serve as an at-will employee as the Executive Vice President of Product Engineering (the “EVP, Engineering”) of the Company from the Effective Date through September 4, 2026 (the “Transition Date”). (b) Executive’s employment will automatically terminate on the Transition Date, unless Executive’s employment is terminated earlier due to (i) a voluntary termination by Executive for any reason, (ii) a termination by the Company without “Cause” as such term is defined in the Company’s 2014 Equity Incentive Plan, or (iii) termination by the Company for Cause, which, for purposes of this Agreement shall also include Executive’s breach of the Five9 Agreement Regarding Confidential Information, Intellectual Property Non-Solicitation, between Executive and the Company (the “Restrictive Covenants Agreement”) or this Agreement, including, without limitation, Sections (c) or (h) hereof (the date of such termination, the “Termination Date”). Executive will cease, effective as of the Termination Date, to be (i) an officer, director or employee of any subsidiary of the Company, (ii) a member of any sub- committee of any committee of the Company’s Board of Directors, and (iii) in any position with any plan, trust or other entity affiliated with the Company. Executive will be paid all salary due to Executive through the Termination Date. (c) While Executive is employed by the Company, Executive agrees that Executive will not, in the capacity of a partner, associate, principal, joint venturer, agent, employee, representative, consultant, manager, adviser, trustee, beneficiary, director, officer, member, shareholder, unitholder or other security holder, engage or attempt to engage in a Competitive Business Activity anywhere in each and every country, province, state, city, or other similar political subdivision of the world in which the Company or any of its affiliates has carried on its business while Executive is employed by the Company. For purposes of this clause (c), “Competitive Business Activity” means directly or indirectly: (i) engaging in, or managing, advising, instructing or directing entities or persons engaged in, any business that designs, develops, markets, licenses, distributes, sells, implements, maintains or supports any service or product that is competitive with or readily substitutable for any product or service provided by the Company in its business while Executive is employed by the Company, including but not limited to with any competitor of the Company; (ii) acquiring or having an ownership interest in any entity that designs, develops, markets, licenses, distributes, sells, implements, maintains or supports any product or service that is competitive with or readily substitutable for any product or service provided by the Company in its business while Executive is employed Exhibit 10.3

2 by the Company, except for passive ownership of (A) 1% or less of any entity whose securities have been registered under the Securities Act of 1933 or Section 12 of the Securities Exchange Act of 1934 or whose equity securities are listed on any major national or international stock exchange (a “Public Company”) or (B) 3% or less of any entity other than a Public Company; (iii) participating in any capacity in the financing, operation, management or control of any entity that designs, develops, licenses, markets, distributes, sells, implements or supports any product or service that is competitive with or readily substitutable for any product or service provided by the Company while Executive is employed by the Company; or (iv) utilizing knowledge of the Company’s business or relationships with customers, suppliers, partners, licensors, licensees or others to engage or facilitate others to engage in any facet of the Business in the territories described above. Executive acknowledges and agrees that if Executive breaches the covenant in this clause (c), irreparable loss and injury could result to the Company and its affiliates, and that damages arising from such a breach would be difficult to ascertain. Executive therefore agrees that, in addition to all other remedies provided at law or at equity, including terminating the benefits provided to Executive under this Agreement, the Company and its affiliates may obtain from a court of law or equity all necessary temporary, preliminary and permanent injunctive relief to prevent or redress a breach or threatened breach by Executive of such covenant without the necessity of proving irreparable loss or damages or posting a bond. (d) While Executive is employed by the Company, Executive will continue to be paid Executive’s current base salary and will be eligible to receive benefits provided to other Company executives. (e) If Executive remains employed by the Company through the Transition Date, or if Executive’s employment is terminated by the Company without Cause prior to the Transition Date, Executive will earn a pro rata portion of Executive’s annual bonus for 2026 under the Company’s Bonus Program for the portion of 2026 that occurs prior to the Termination Date, calculated based on actual Company and individual performance, and paid when the 2026 annual bonus is paid to the Company’s other executives. (f) While Executive is employed by the Company, such employment will constitute “Continuous Service” under the terms of Executive’s equity awards under the Five9, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) and Executive will continue to vest in Executive’s outstanding unvested equity awards during such service. Such awards shall otherwise remain subject to the terms of the applicable award agreements and the 2014 Plan. (g) Upon termination of Executive’s employment (i) by the Company without Cause prior to the Transition Date or (ii) on the Transition Date as provided in Section (b), the Company will provide Executive with benefits as a Tier 3 Participant as set forth in Five9, Inc. 2019 Key Employee Severance Benefit Plan (the “KESP”); provided that Executive executes a general release of any and all known and unknown claims against the Company in substantially the form of the Release Agreement attached as Appendix A hereto, during the time period set forth therein. For the avoidance of doubt, a termination described in the immediately preceding sentence shall constitute an Involuntary Termination Without Cause (as defined in the KESP).

3 (h) Executive also hereby confirms Executive’s obligations under the Restrictive Covenants Agreement. Executive will not disparage, defame or otherwise detrimentally comment upon the Company and its affiliates, and their partners, members, directors, officers, employees, investors, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, including their business practices or products, in any manner. Executive acknowledges that such comment would cause serious damage to the Company and any breach of this provision shall constitute a material breach of this Agreement. This Agreement is entered into, and the benefits provided hereunder are provided, on the condition that the Executive complies with the Restrictive Covenants Agreement and the provisions in this Agreement. [Signatures on the following page]

4 The parties hereby agree to the terms of this Agreement. EXECUTIVE: _____________________________________ Panos Kozanian By: __________________________________ Date: _________________________________ COMPANY By: ______________________________ Name: Title: Date: /s/ Panos Kozanian /s/ Tiffany Meriweather Tiffany Meriweather Chief Administrative and Legal Officer August 7, 2026 August 7, 2026

A-1 APPENDIX A Release Agreement I understand and agree completely to the terms set forth in the Five9, Inc. Key Employee Severance Benefit Plan (as amended/extended, the “Plan”), as modified herein. I understand that this Release Agreement (this “Release”), together with the Plan and the Employment Transition Agreement, by and between Five9, Inc. (the “Company”) and me, dated [___], 2026, (the “Transition Agreement”) constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated herein or therein. Certain capitalized terms used in this Release are defined in the Plan. I hereby acknowledge and agree to the following: (a) My employment with the Company ceased effective _________ ___, 2026 (“Employment Severance Date”) and I will be paid all salary due to me through the Employment Severance Date; and (b) The Company will provide me with benefits as a Tier 3 Participant as set forth in the Plan, provided that I (i) execute this Release in accordance with the time period set forth herein, and (ii) deliver a resignation letter to the Company regarding all positions that I hold, or may have held, as a manager, director, officer or other similar capacities, positions or offices of the Company and each of its subsidiaries and affiliates, in form to be provided to me by the Company. I hereby confirm my obligations under the Five9 Agreement Regarding Confidential Information, Intellectual Property Non-Solicitation, between me and the Company. Except as otherwise expressly set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns (“Releasees”), from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the severance of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (d) all tort

A-2 claims, including claims for fraud, defamation, emotional distress and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees or other claims arising under the California Labor Code, including the Private Attorneys General Act, the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”) and the federal Employee Retirement Income Security Act of 1974 (as amended). To the maximum extent permitted by law, the Release includes all claims of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected. By releasing such claims, I expressly waive the protections of Section 1542 of the Civil Code (or any other statute or legal doctrine purporting to limit the scope of a general release) which provides: A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor. Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with or participating in any proceeding before the Equal Employment Opportunity Commission, the U.S. Department of Labor, or similar state agencies, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding before such entities. I further understand that nothing in this Release Agreement is intended to interfere with or discourage my good faith disclosure to any governmental entity related to a suspected violation of the law, or ability to recover monetary payment for such disclosure. Notwithstanding anything in this Release to the contrary, (a) nothing in this Release or otherwise limits my right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, the Dodd- Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002); and (b) nothing in this Release prevents me from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity I am not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934. I understand that I cannot and will not be held criminally or civilly liable under any federal or state trade secret law for disclosing otherwise protected trade secrets and/or

A-3 confidential or proprietary information so long as the disclosure is made in (1) confidence to a federal, state, or local government official, directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (2) a complaint or other document filed in a lawsuit or other proceeding, so long as such filing is made under seal. I further understand that the Company will not retaliate against me in any way for a disclosure made pursuant to this paragraph. Further, in the event I make such a disclosure, and file a lawsuit against the Company alleging that the Company retaliated against me because of this disclosure, I understand that I may disclose the relevant trade secret or confidential information to my attorney, and may use the same in the court proceeding only if (1) I ensure that any court filing that includes the trade secret or confidential information at issue is made under seal; and (2) I do not otherwise disclose the trade secret or confidential information except as required by court order. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release. I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have twenty-one (21) days after the Employment Severance Date to consider this Release (although I may choose voluntarily to sign this Release earlier, as long as I sign on or after the Employment Severance Date); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth (8th) day after I sign this Release. I agree that I will not disparage, defame or otherwise detrimentally comment upon the Releasees or investors in the Company, including their business practices or products, in any manner. I acknowledge that such comment would cause serious damage to the Company and any breach of this provision shall constitute a material breach of this Release. I agree to promptly return to the Company all property belonging to the Company or authored by or concerning the Company (other than my personal copies of payroll and benefits records and employment agreements, if any). Other than as expressly set forth herein, I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

A-4 I acknowledge that to become effective, I must sign the Release not earlier than the Employment Severance Date and return this Release to the Company so that it is received not later than twenty-one (21) days following the Employment Severance Date. PARTICIPANT: Panos Kozanian By:_____________________________ Date: ____________________________ COMPANY By: _____________________________ Name: Title: Date: